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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CECO ENVIRONMENTAL CORP.
         (Exact name of registrant as specified in its charter)

                    New York                       13-2566064
         (State or other jurisdiction           (I.R.S. Employer
               of incorporation)              Identification Number)

               505 University Avenue                  M5G 1X3
              Toronto, Ontario CANADA               (Zip Code)
                     (Address of Principal Executive Office)

                            CECO Environmental Corp.
              1998 CECO Environmental Employee Stock Purchase Plan
                            (Full Title of the Plan)

                              Leslie J. Weiss, Esq.
                          Sugar, Friedberg & Felsenthal
                       30 North LaSalle Street, Suite 2600
                             Chicago, Illinois 60602
                     (Name and address of agent for service)

                                 (312) 704-9400
          (Telephone number, including area code, of agent for service)




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                                     PART I

                            POST-EFFECTIVE AMENDMENT

         This post-effective amendment is being filed pursuant to the undertakings of the Registrant to remove from registration those securities reserved for issuance under the 1998 CECO Environmental Employee Stock Purchase Plan originally registered that remain unsold at the termination of the offering.

         The CECO Environmental's 1998 CECO Environmental Employee Stock Purchase Plan (the "Plan") terminated as of August 31,1999 because shareholder approval of Plan was not received within 12 months of the date the directors of CECO Environmental Corp. (the "Company") adopted the Plan. No shares of common stock of the Company were issued under the Plan and all 250,000 shares of common stock originally registered are hereby removed from registration.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

         a. The Company's Registration statement on Form S-8 for the 1998 CECO Environmental Employee Stock Purchase Plan dated September 17, 1998.

         b. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

         c. The description of the Company's Common Stock, $0.01 par value, contained in the Company's registration statement on Form 10 filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934 on April 27, 1973, which was declared effective on September 28, 1973, including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

         d. All reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's document referred to in (a) above, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 22nd day of September, 1999.


                                       CECO ENVIRONMENTAL CORP.

                                       By:   /s/ Phillip DeZwirek
                                            -------------------------
                                             Phillip DeZwirek
                                             Chief Executive Officer
                                             Chief Financial Officer